Exhibit 5.1

July 16, 2021

Worksport Ltd.

2130 Rutherford Rd. Suite 414

Vaughan, Ontario, Cananda L4K 0B1

RE:	Worksport Ltd.
Registration Statement on Form S-1/A Registration No. 333-256142

Ladies and Gentlemen:

We are counsel to Worksport Ltd., a Nevada corporation (the “Company”), in connection with the public offering by the Company of up to 1,725,000 units of the Company (the “Units”) (including up to 225,000 Units subject to an over-allotment option), each Unit consisting of one share of common stock of the Company, par value $0.0001 per share (“Common Stock”), and one warrant of the Company (“Warrant”), each Warrant exercisable for the purchase of one share of Common Stock. The Units, and the Common Stock and Warrants, in each case, included as part of the Units, are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. The Registration Statement and the Prospectus, and each amendment or supplement thereto, in each case excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements or other financial, pro forma, statistical or accounting data or information or assessments of or reports on the effectiveness of internal controls over financial reporting contained therein or omitted therefrom, as to which we express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder.

2. The Company is a corporation in good standing under the laws of the State of Nevada. The Company’s Subsidiaries, if any, each of which is a corporation or limited liability company, as applicable, in good standing under the laws of the state of its incorporation of formation.

3. The information in the Registration Statement and the Prospectus under “Description of Securities,” to the extent that it constitutes matters of law, summaries of legal matters, the Company’s articles of incorporation and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and constitute accurate summaries in all material respects.

4. The Company’s authorized capital stock consists of 299,000,000 shares of common stock, $0.0001 par value per share, and 1,000,000 shares of preferred stock. The outstanding shares of capital stock of the Company are duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and nonassessable.

5. The Company has the corporate power to execute, deliver and perform its obligations under the Transaction Documents and to carry on its business as now conducted. The Company has authorized the execution, delivery and performance of the Transaction Documents by all necessary corporate action. The Transaction Documents have been duly executed and delivered by the Company.

6. The Securities to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable. To such counsel’s knowledge, there are no preemptive or other rights to subscribe for or to purchase or any restriction upon the voting or transfer of any securities of the Company pursuant to the Company’s Organizational Documents. The Common Stock (as defined in the Underwriting Agreement) and the Shares, Warrant Shares and Representative’s Warrant Shares conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus. The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Organizational Documents of the Company and the requirements of the Nasdaq Capital Market.

7. The execution and delivery of the Transaction Documents by the Company, and the consummation by the Company of the transactions provided for in the Transaction Documents do not: (a) violate any provision of the articles of incorporation or bylaws of the Company; (b) violate or constitute a breach of or default under contract, agreement or instrument listed as exhibits to the Registration Statement; or (c) violate any applicable law or, to our knowledge, any order of any court of governmental authority that is binding on the Company or any of its assets, except in the case of clause (a) for such violations, breaches, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8. No consent, approval, authorization or other action by, or filing or registration with, any governmental authority or regulatory body is required to be obtained or made by the Company for the execution and delivery by the Company of the Transaction Documents and for consummation by the Company of the transactions provided for therein, except for the registration of the Shares, Warrant Shares and Representative’s Warrant Shares under the 1933 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended, and applicable state securities laws (as to which we express no opinion) in connection with sale of the Units and Representative’s Warrant Shares by the Company to the Underwriters and consents, approvals, authorizations, actions, filings and registrations which have otherwise been obtained or made, or, if not obtained or made, are not reasonably likely to have a Material Adverse Effect.

9. To our knowledge, (a) there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and (b) the descriptions thereof or references thereto are correct in all material respects.

10. To such counsel’s knowledge, without review of court records or litigation dockets or a canvassing of the personnel of such counsel, there is not any action, suit, proceeding or other investigation, before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, the Company which is required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and is not so disclosed.

11. The Company is not and following application of the proceeds of the Units as provided in the Registration Statement and the Prospectus, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

In connection with our opinion, we have examined such matters of fact as we have deemed necessary, which included examination of originals or copies, certified or otherwise identified to our satisfaction of: (i) the Registration Statement, (ii) the Underwriting Agreement, (iii) the Articles of Incorporation of the Company, as amended, (iv) the Bylaws of the Company, as currently in effect, and (v) certain resolutions of the Board of Directors of the Company and the filing of the Registration Statement. We also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth below. We have also examined such questions of law as we have considered necessary.

 In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing and subject to the qualifications, assumptions, and limitations stated herein, we are of the opinion that if and when the Securities are issued and delivered pursuant to the Underwriting Agreement, such Common Stock will be validly issued, fully paid and non-assessable and such Warrants will be validly issued, enforceable obligations of the Company.

The foregoing opinions are limited to matters involving the Nevada Business Corporations Act and the Laws of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

We consent to the use of this opinion as an Exhibit 5.1 to the Registration Statement and further consent to all references to us, if any, in the Registration Statement. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very Truly Yours,

/s/ Carmel, Milazzo & Feil LLP
Carmel, Milazzo & Feil LLP